UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2008

ROHM AND HAAS COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-03507 (Commission File Number)	23-1028370 (IRS Employer Identification No.)

100 Independence Mall West Philadelphia, Pennsylvania (Address of principal executive offices)
19106
(Zip Code)

Registrant's telephone number, including area code: (215) 592-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                        On July 10, 2008, Rohm and Haas Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Dow Chemical Company (“Dow”) and Ramses Acquisition Corp., a direct, wholly owned subsidiary of Dow (“Merger Subsidiary”).

Merger Agreement

            The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Subsidiary will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). As a result of the Merger, the Company will become a wholly owned subsidiary of Dow. Each outstanding share of the Company common stock will be converted into the right to receive an amount in cash (the “Merger Consideration”) equal to $78.00. In the event that the Merger does not close by January 10, 2009 (the “Additional Consideration Date”), the per share Merger Consideration shall increase by an amount equal to the excess, if any, of (I) $78.00 multiplied by the product of (A) 8% and (B) the quotient obtained by dividing the number of days elapsed from the Additional Consideration Date to the earlier of the date of the closing of the Merger and July 10, 2009 by 365, over (II) any dividends or distributions (valued at the date of the closing of the Merger using 8% simple interest per annum from the applicable date of payment) declared on a share of the Company common stock with a record date between January 10, 2009 and the earlier of July 10, 2009 and the closing of the Merger and thereafter paid. Each option to purchase shares of common stock of the Company granted under the Company’s stock option plans and all other equity based compensation awards, whether vested or unvested, will become fully vested and be converted into the right to receive the Merger Consideration, less any applicable exercise price.

            The Company and Dow have made customary representations, warranties and covenants in the Merger Agreement. The Company has agreed, among others things, (i) subject to certain exceptions, to conduct its business in the ordinary course of business between the execution of the Merger Agreement and closing of the Merger and not to engage in certain kinds of transactions during such period, (ii) not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative transaction, and (iii) subject to certain exceptions, that the Company’ board of directors will recommend that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.

            Consummation of the Merger is subject to customary closing conditions, including (i) the approval of the Company’s shareholders, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) issuance by the European Commission of a decision under Council Regulation (EC) No. 139/2004 of 20 January 2004 on the control of concentrations between undertakings (published in the Official Journal of the European Union on January 29, 2004 at L 24/1) declaring the Merger compatible with the common market, (iv) subject to certain exceptions, the expiration or termination of certain foreign regulatory waiting periods and the receipt of certain foreign regulatory clearances, and (v) subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party. Consummation of the Merger is not conditioned upon Dow obtaining financing.

            The Merger Agreement contains certain termination rights for both the Company and Dow, and further provides that, upon termination of the Merger Agreement, under certain circumstances, the Company may be obligated to pay Dow a termination fee equal to $600 million and, in certain circumstances, Dow may be obligated to pay the Company a termination fee equal to $750 million.

            The Merger Agreement provides that Dow will seek to appoint two individuals nominated by the Company to the board of directors of Dow, effective as of the closing of the Merger.

            In connection with approval of the merger agreement, the long-term performance share plan was amended to provide that performance shares will vest on a pro rata basis at the greater of target or actual performance upon a “change in control” of the Company (which would include the Merger).

            The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

            The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Dow or Merger Subsidiary. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Dow or Merger Subsidiary or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement

            In connection with the Merger Agreement, certain stockholders of the Company holding, in the aggregate, voting power of approximately 32% of the Company’s outstanding common stock have entered into a voting agreement (the “Voting Agreement”) with the Company and Dow pursuant to which such stockholders have agreed, among other things, to vote in favor of the adoption of the Merger Agreement. In addition, each such stockholder has agreed to neither (i) subject to certain limited exceptions, transfer its shares of common stock of the Company, (ii) solicit alternative transactions or enter into discussions concerning, or (iii) provide confidential information in connection with, any alternative transaction. The Voting Agreement will terminate upon the earlier of the receipt of the Company stockholder approval of the Merger and the termination of the Merger Agreement.

            The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Rights Plan Amendment

                  In contemplation of the execution of the Merger Agreement and the Voting Agreement, on July 9, 2008, the Company entered into a First Amendment (the “Amendment”) to its Rights Agreement, dated as of October 26, 2000, between the Company and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.) (the “Rights Agreement”), for the purpose of amending the Rights Agreement to render it inapplicable to the Merger Agreement, the Voting Agreement, the Merger and the other transactions contemplated thereby. In particular, the Amendment provides that (1) no person will be deemed to be an Acquiring Person (as defined in the Rights Agreement) and no distribution of rights will occur solely by virtue of the approval, execution, delivery, adoption or performance of the Merger Agreement or the Voting Agreement or the consummation of the Merger or any other transactions contemplated thereby and (2) if they have not previously expired, the rights will expire immediately prior to the effective time of the Merger.

            A copy of the Amendment is incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-A/A filed with the Securities and Exchange Commission on July 14, 2008. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

                  The disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 3.03.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

            On July 9, 2008, the board of directors of the Company amended the last sentence in Article IV Section 2 of the bylaws of the Company to remove the requirement that the President of the Company be chosen from among the directors (the “Bylaw Amendment”).

            A copy of the Company’s bylaws, as amended, is attached hereto as Exhibit 3.2 and is incorporated herein by reference. The foregoing description of the Bylaw Amendment is qualified in its entirety by reference to the full text of the Bylaw Amendment.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)       Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 10, 2008, by and among Rohm and Haas Company, The Dow Chemical Company and Rames Acquisition Corp.

3.2	Bylaws of Rohm and Haas Company.

4.1	First Amendment, dated July 9, 2008, to the Rights Agreement, dated as of
October 26, 2000, between Rohm and Haas Company and Computershare
Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A.). (incorporated by reference to Exhibit 4.2 to the Form 8-A/A filed by Rohm and Haas Company on July 14, 2008).

10.1	Voting Agreement, dated as of July 10, 2008, by and among Rohm and Haas
Company, The Dow Chemical Company and each of the persons and entities listed on Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

Dated: July 14, 2008	By: /s/ Robert A. Lonergan
	Name: Title:	Robert A. Lonergan Executive Vice President, General Counsel and Secretary

Forward Looking Statements

This document contains certain forward-looking statements about Rohm and Haas Company (“Rohm and Haas”) that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or to the failure of any condition to be satisfied; (2) the outcome of any legal proceedings following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval, (4) the inability to obtain necessary regulatory approvals required to complete the merger; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) the possibility that Rohm and Haas may be adversely affected by other economic, business, and/or competitive factors. Rohm and Haas is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results. These and other risks that are set forth in the “Risk Factors” and elsewhere in Rohm and Haas’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 that was filed with the Securities and Exchange Commission on February 21, 2008. Many of the factors that will determine the outcome of the subject matter of this document are beyond Rohm and Haas’s ability to control or predict.

Schedules and exhibits to the Merger Agreement have been omitted pursuant applicable provisions of Regulation S-K. The Company undertakes to furnish to the SEC supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

Important Additional Information Regarding the Merger will be filed with the SEC.

In connection with the proposed merger, Rohm and Haas will file a proxy statement with the Securities and Exchange Commission (the “SEC”). Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Rohm and Haas at the SEC website at http://www.sec.gov . The proxy statement and other documents also may be obtained for free from Rohm and Haas by directing such request to Rohm and Haas Company, Investor Relations, telephone (215) 592-3312.

Rohm and Haas and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Rohm and Haas' participants in the solicitation, which may, in some cases, be different than those of Rohm and Haas' stockholders generally, is set forth in Rohm and Haas proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.